SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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  |X| Soliciting Material Under Rule 14a-12

                                  Voxware, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS & MARKETING CONTACT:                         INVESTOR CONTACT:

Jan Vermeesch                                      Nicholas Narlis
Director of Marketing                              Senior Vice President and CFO
Voxware n.v.                                       Voxware, Inc.
+32(0) 475 230 716                                 +1-609-514-4100 x4111
jvermeesch@voxware.eu.com


                           CODEWAY TEAMS WITH VOXWARE

                   OPTIMISATION OF LABOUR ACTIVITIES PROVIDED
 BY INTEGRATING VOXWARE'S VOICELOGISTICS(TM) IN DISTRIBUTION CENTRE OPERATIONS.


BRUGES (BELGIUM), COLCHESTER (UK), 8 MAY 2003 - Voxware n.v., a leading supplier of voice-based solutions for logistics, today announced it has entered into a partnership with Codeway Ltd, a leading provider of IT and Auto ID solutions in the UK. Under the terms of the partnership, Codeway staff will provide implementation services, user training and second line support for Codeway customers who have chosen Voxware's VoiceLogistics for their distribution centres.

"We have extensive experience in providing our customers with logistics solutions that really make a difference," said Ian Russell, Managing Director at Codeway. "We recognise a huge potential for further optimisation of the labour in logistics operations. VoiceLogistics will help us respond to customers who are looking to us for innovative ways to improve corporate margins through better utilisation of their workforce. With VoiceLogistics, voice technology leverages each individual in the distribution centre, giving them and their management maximum flexibility and the capability to respond to the minute-by-minute needs of the logistics operation."

"We are pleased to welcome Codeway into our partner program," said Jan Vermeesch, Director Marketing & Alliances for Voxware in Europe. "Codeway has proven over the years to be a strong value-add partner for many manufacturers in the Auto ID industry, and we are happy that they recognize the unique approach Voxware takes in developing its voice applications for the logistics sector. Their appreciation of the fact that voice technology can do far more than simple data capture shows that our two companies are very much in line in our thinking. We believe that the combination of Codeway's expertise and Voxware's VoiceLogistics applications will deliver substantial benefit to our customers."

ABOUT CODEWAY
-------------

Codeway Ltd, a UK company, specializes in automatic identification and real-time systems integration. It develops applications and supplies equipment for labeling, bar-coding, data capture, and RF networking. The company provides systems for its customers to identify products, control stock, ship orders, track deliveries and meet their customers' ever-increasing demands including traceability. Codeway services cover project management, systems design, engineering, programming, media and technical support. (http://www.codeway.com)
        ---------------

ABOUT VOXWARE N.V.
------------------
Voxware n.v. is the European branch of Voxware, Inc., a leading provider of voice-powered industrial applications. Voxware provides interactive voice-based solutions for supply chain execution, and addresses major logistics market sectors, including consumer goods manufacturers, consumer packaged goods, direct to consumer (e-commerce and catalog), food and grocery, package handling, retail, third-party logistics providers (TPLs), and wholesale distribution. Additional information about Voxware can be obtained on the Internet at http://www.voxware.com/.

IMPORTANT INFORMATION AND WHERE TO FIND IT:

Voxware,  Inc. has filed a preliminary  proxy  statement with the Securities and
Exchange Commission relating to its Annual Meeting of Stockholders and the Series D financing described in the Company's April 18, 2003 press release. Investors and stockholders are urged to read the proxy statement, because it contains important information about Voxware, the Series D financing described in the Company's April 18, 2003 press release, and related and other matters. Upon filing the definitive proxy statement, Voxware plans to send it to its stockholders to seek their approval of the Series D financing described in the Company's April 18, 2003 press release and such other matters as are set forth in the proxy statement for their approval. A copy of the proxy statement and other documents filed by Voxware with the SEC are available for no charge at the SEC's web site at http://www.sec.gov. Voxware's stockholders may also obtain the proxy statement and other documents without charge by directing a request to Voxware, Inc., Attention: Nicholas Narlis, 168 Franklin Corner Road, Lawrenceville, New Jersey 08648, Telephone: (609) 514-4100.

Voxware  and  its  directors  and  executive   officers  may  be  deemed  to  be
participants in the solicitation of proxies from Voxware's stockholders to authorize the Series D financing. Information regarding Voxware's directors and executive officers is contained in Voxware's Annual Report on Form 10-K filed with the SEC on October 15, 2002. As of April 15, 2003, Voxware's directors and executive officers beneficially owned approximately (i) 1,585,619 shares (including issued and outstanding shares and shares underlying exercisable options and options that will become exercisable within 60 days of April 15,
2003) of Voxware's Common Stock, (ii) 205 shares of Voxware's Series C Convertible Preferred Stock (convertible into 1,633,466 shares of Voxware's Common Stock), and (iii) warrants to purchase 653,386 shares of Voxware's Common Stock at a per share exercise price of $0.1255.

The following holders of (i) 10% convertible debentures issued by Voxware on October 2, 2002, which are due on July 1, 2003, and/or (ii) equity interests in Voxware Europe, may be deemed to be participants in the solicitation: Creafund NV, Avvision BVBA, Eurl Val D'Auso, Wim Deneweth and BVBA Com(2)Wizards. The aggregate principal amount of such debentures is (euro)300.699,32.

The following holders of the Company's Series C Convertible Preferred Stock may be deemed to be participants in the solicitation: Mukesh Agarwal, Michael Ettinger, Yildiray Albayrak,

Kenneth M. Finkel, Mark Wentworth Foster-Brown, William H. B. Hamill, Juergen C.
H. Lemmermann, Sherri L. Meade, David B. Levi, Nicholas Narlis, Elliot S. Schwartz, Donald H. Siegel, Raymond E. Tropiano and Scott D. Turban. There are currently 1,795 shares of Series C Convertible Preferred Stock issued and outstanding.

                                     *******

This news release contains forward-looking statements. Such statements are subject to certain factors that may cause Voxware's plans to differ or results to vary from those expected including the risks associated with: Voxware's need to introduce new and enhanced products and services in order to increase market penetration; the obsolescence of its products and services due to technological change; Voxware's need to attract and retain key management and other personnel with experience in providing integrated voice-based solutions for e-logistics, specializing in the supply chain sector; the potential for substantial fluctuations in Voxware's results of operations; competition from others; Voxware's evolving distribution strategy and dependence on its distribution channels; the potential that speech products will not be widely accepted; Voxware's need for additional capital; the failure to consummate the Series D financing described in the Company's April 18, 2003 press release or to otherwise obtain adequate financing; and a variety of other risks set forth from time to time in Voxware's filings with the Securities and Exchange Commission. Voxware undertakes no obligation to publicly update any of these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected results.